Exhibit 99.1

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On April 1, 2014, The Allstate Corporation and Allstate Life Insurance Company (the “Company”) completed the sale of Lincoln Benefit Life Company (“LBL”), LBL’s life insurance business generated through independent master brokerage agencies, and all of LBL’s deferred fixed annuity and long-term care insurance business (collectively, “Lincoln Benefit Life”).

The following Unaudited Pro Forma Consolidated Financial Statements are presented to comply with Article 11 of Regulation S-X.  The Unaudited Pro Forma Consolidated Financial Statements do not purport to present what the Company’s results would have been had the disposition actually occurred on the dates indicated or to project what the Company’s results of operations will be for any future period.

The Unaudited Pro Forma Consolidated Statements of Operations have been prepared for informational purposes and to assist in the analysis of the Company’s disposition of Lincoln Benefit Life.  This information should be read together with the historical consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2013.

The Unaudited Pro Forma Consolidated Statement of Financial Position as of December 31, 2013 gives effect to the transaction described above as if it had occurred on December 31, 2013.  The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2013 gives effect to the transaction described above as if it had occurred on January 1, 2013.  The Unaudited Pro Forma Consolidated Financial Statements are derived from the historical consolidated financial statements of the Company and are based on assumptions that management believes are reasonable in the circumstances.

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS OF DECEMBER 31, 2013

($ in millions, except par value data)	As Reported	Lincoln Benefit Life Pro Forma Adjustments	Pro Forma
Assets
Investments
Fixed income securities, at fair value (amortized cost $27,427)	$28,756	$--	$28,756
Mortgage loans	4,173	--	4,173
Equity securities, at fair value (cost $565)	650	--	650
Limited partnership interests	2,064	--	2,064
Short-term, at fair value (amortized cost $590)	590	--	590
Policy loans	623	--	623
Other	1,088	--	1,088
Total investments	37,944	--	37,944
Cash	93	609	702
Deferred policy acquisition costs	1,331	--	1,331
Reinsurance recoverables	2,754	--	2,754
Accrued investment income	358	--	358
Other assets	256	--	256
Separate Accounts	5,039	--	5,039
Assets held for sale	15,593	(15,593)	--
Total assets	$63,368	$(14,984)	$48,384
Liabilities
Contractholder funds	$23,604	$--	$23,604
Reserve for life-contingent contract benefits	11,589	--	11,589
Unearned premiums	6	--	6
Payable to affiliates, net	100	--	100
Other liabilities and accrued expenses	838	--	838
Deferred income taxes	941	--	941
Notes due to related parties	282	--	282
Separate Accounts	5,039	--	5,039
Liabilities held for sale	14,899	(14,899)	--
Total liabilities	57,298	(14,899)	42,399

Shareholder’s Equity
Redeemable preferred stock - series A, $100 par value, 1,500,000 shares authorized, none issued	--	--	--
Redeemable preferred stock - series B, $100 par value, 1,500,000 shares authorized, none issued	--	--	--
Common stock, $227 par value, 23,800 shares authorized and outstanding	5	--	5
Additional capital paid-in	2,690	--	2,690
Retained income	2,447	--	2,447
Accumulated other comprehensive income:
Unrealized net capital gains and losses:
Unrealized net capital gains and losses on fixed income securities	31	--	31
Other unrealized net capital gains and losses	997	(123)	874
Unrealized adjustment to DAC, DSI and insurance reserves	(101)	38	(63)
Total unrealized net capital gains and losses	927	(85)	842
Unrealized foreign currency translation adjustments	1	--	1
Total accumulated other comprehensive income	928	(85)	843
Total shareholder’s equity	6,070	(85)	5,985
Total liabilities and shareholder’s equity	$63,368	$(14,984)	$48,384

See notes to unaudited pro forma consolidated financial statements.

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED 2013

($ in millions, except per share data)	As Reported	Lincoln Benefit Life Pro Forma Adjustments	Pro Forma
Revenues
Premiums	$613	$(46)	$567
Contract charges	1,054	(295)	759
Net investment income	2,485	(538)	1,947
Realized capital gains and losses:
Total other-than-temporary impairment losses	(49)	--	(49)
Portion of loss recognized in other comprehensive income	(3)	--	(3)
Net other-than-temporary impairment losses recognized in earnings	(52)	--	(52)
Sales and other realized capital gains and losses	128	--	128
Total realized capital gains and losses	76	--	76
	4,228	(879)	3,349
Costs and expenses
Contract benefits	1,606	(217)	1,389
Interest credited to contractholder funds	1,251	(376)	875
Amortization of deferred policy acquisition costs	240	(22)	218
Operating costs and expenses	434	(47)	387
Restructuring and related charges	6	--	6
Interest expense	23	--	23
	3,560	(662)	2,898

Loss on disposition of operations	(687)	--	(687)

Loss from operations before income tax expense	(19)	(217)	(236)

Income tax expense	19	(74)	(55)

Net loss	$(38)	$(143)	$(181)

See notes to unaudited pro forma consolidated financial statements.

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The accompanying Unaudited Pro Forma Consolidated Statement of Financial Position reflects the historical consolidated statement of financial position of Allstate Life Insurance Company as presented in the Annual Report on Form 10-K for the year ended December 31, 2013, with adjustments to eliminate the assets, liabilities and equity attributable to the Lincoln Benefit Life business being sold and add the estimated cash proceeds using a December 31, 2013 valuation.  The actual cash proceeds will be based on the actual valuation as of the closing date of April 1, 2014.

The accompanying Unaudited Pro Forma Consolidated Statements of Operations reflect the historical consolidated statements of operations of Allstate Life Insurance Company as presented in the Annual Report on Form 10-K for the year ended December 31, 2013, with adjustments to eliminate the revenues and expenses attributable to the Lincoln Benefit Life business being sold for the period presented.  Since the invested assets were not separately identifiable prior to July 2013, the net investment income amount attributable to the Lincoln Benefit Life business being sold for 2013 was estimated using the average pre-tax yield for the Allstate Life Insurance Company investment portfolios supporting the product groups being sold applied to the average reserves relating to the business being sold plus interest on policy loans sold less estimated investment expenses.  Realized capital gains and losses were not allocated to the Lincoln Benefit Life business being sold since the invested assets were not separately identifiable prior to July 2013.